news release

Contact Information:
Steve Berry                                                        Erica Mannion
NeoMagic Corporation                            Sapphire Investor Relations, LLC
Chief Financial Officer                                       Investor Relations
(408) 988-7020                                                    (212) 766-1800


             NEOMAGIC(R) CORPORATION REPORTS FISCAL Q4 2008 RESULTS

      Santa Clara, Calif. - March 13, 2008 - NeoMagic Corporation (Nasdaq: NMGC) today reported its financial results for the fourth quarter and fiscal year of fiscal 2008. Total revenue for the fourth quarter of fiscal 2008, ended January 27, 2008, was $830 thousand, compared to total revenue of $620 thousand for the third quarter of fiscal 2008, and $117 thousand for the fourth quarter of fiscal 2007. Net loss for the fourth quarter of fiscal 2008 was $4.5 million, or $0.36 per share, compared to a net loss of $4.7 million, or $0.38 per share, in the third quarter of fiscal 2008 and a net loss of $3.0 million, or $0.27 per share, in the fourth quarter of fiscal 2007. For the fiscal year 2008, total revenue was $2.1 million, compared to $0.6 million for the fiscal year 2007. Net loss for the fiscal year 2008 was $16.7 million, or $1.35 per share, compared to $16.5 million, or $1.65 per share for fiscal year 2007.

      The fourth quarter fiscal 2008 non-GAAP net loss was $4.1 million, or $0.33 per share, compared to $4.3 million, or $0.35 per share, in the previous quarter and compared to a $4.4 million net loss, or $0.39 per share, in the fourth quarter of fiscal 2007. The fiscal year 2008 non-GAAP net loss was $15.8 million, or $1.28 per share, compared to $17.9 million, or $1.79 per share for the fiscal year of 2007. Non-GAAP results exclude the impact of stock-based compensation expenses, gains and losses on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities.

      "I am pleased with our fiscal year 2008 revenue growth. I expect this growth to continue based upon indications from customers who are in production and new customer products anticipated to go into production this year," said Douglas Young, President and CEO of NeoMagic Corporation.

      "As we recently announced, we are pleased to have closed the recent patent sale transaction for net proceeds of $9.5 million. This cash infusion, completed in February and therefore not reflected in our January year-end financials, enables us to continue to bring exciting low-power, multimedia solutions to our customers," stated Steve Berry, CFO of NeoMagic.

Dial-in Information
      NeoMagic will hold its fourth quarter fiscal 2008 conference call to discuss the information contained in this press release today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The call can be accessed via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing 866-259-1024 in the U.S. and 703-639-1218, internationally. There is no passcode. A replay of the call will be available for 7 days beginning on March 13th at 9:00 p.m. Eastern Time (6:00 p.m. Pacific Time). The replay number is 888-266-2081 in the U.S. and 703-925-2533, internationally. The pass code for the replay is 1211480.

      The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents
(www.streetevents.com).

About NeoMagic
      NeoMagic Corporation delivers semiconductor chips and software that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a broad patent portfolio that covers NeoMagic's proprietary array processing and other technology. Information on the Company may be found at http://www.neomagic.com.

Safe Harbor Statement
      This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company's design wins, the expectation of revenue based upon existing orders and expected orders, production timing of our customers' products, availability of new products and revenue opportunities. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors, including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones and other devices developed and marketed by customers that use the Company's products, the success of customers' plans to develop multimedia phones, feature phones and other products, the acceptance of advanced multimedia services such as H.264 television on mobile phones and other products, the Company's ability to execute product and technology development plans on schedule, and the timely availability of sufficient manufacturing capacity at the Company's foundry to meet future customer demand for products. There is no certainty that current or future design wins will result in revenue for NeoMagic or that customer forecasts will be accurate. Customers may cancel or delay their production orders, projects or switch to other vendors. In addition, customers may fail to achieve their expected sales objectives due to competitive or other reasons resulting in excess or obsolete inventory requiring write-downs and charges to cost of revenue. Our patent licensing activities involve various risks and uncertainties, including, without limitation, uncertainties as to the willingness of other companies to pay significant fees to license our intellectual property, the length and uncertain outcome of licensing negotiations, the possibility that litigation may be required to enforce patents, and the risks and costs inherent in any patent litigation. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

      Non-GAAP Reporting - The Company's management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results "through the eyes" of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock-based compensation expense, gains and losses on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.

      Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may differ from the non-GAAP information provided by other companies.

NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

                               -tables to follow-

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                                                   Three Months Ended                    Twelve Months Ended
                                                      ----------------------------------------        ------------------------
                                                     January 27,     October 28,     January 28,     January 27,     January 28,
                                                        2008            2007            2007            2008            2007
                                                      --------        --------        --------        --------        --------
Net revenue                                           $    830        $    620        $    117        $  2,083        $    572

Cost of revenue                                            703             383             126           1,666             524

Gross profit (loss)                                        127             237              (9)            417              48

Operating expenses:

Research and development                                 2,872           2,945           3,477          11,762          13,763
Sales, general and administrative                        1,781           2,037           1,198           7,066           6,080
Gain on sale of patents                                     --              --              --              --          (1,044)

Total operating expenses                                 4,653           4,982           4,675          18,828          18,799

Loss from operations                                    (4,526)         (4,745)         (4,684)        (18,411)        (18,751)

Interest income and other                                    7              57             231             469             915
Interest expense                                           (12)            (13)           (292)            (66)           (381)
Gain from change in fair value of warrant liability         71              15           1,835             829           1,835

Loss before income taxes                                (4,460)         (4,686)         (2,910)        (17,179)        (16,382)

Income tax expense (benefit)                               (10)              7              94            (454)            137

Net loss                                              $ (4,450)       $ (4,693)       $ (3,004)       $(16,725)       $(16,519)

Basic and diluted net loss per share                  $  (0.36)       $  (0.38)       $  (0.27)       $  (1.35)       $  (1.65)

Weighted average common shares
  outstanding for basic and diluted                     12,420          12,379          11,329          12,356          10,015

NEOMAGIC CORPORATION
Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit (Loss) (In thousands)
(Unaudited)

                                                             Three Months Ended                 Twelve Months Ended
                                                    ------------------------------------       ----------------------
                                                   January 27,   October 28,   January 28,    January 27,   January 28,
                                                      2008          2007         2007            2008          2007
                                                    --------      --------      --------       --------      --------
GAAP - Gross profit (loss)                          $    127      $    237      $     (9)      $    417      $     48

    Stock-based compensation expense included in:
        Cost of revenue                                    6             7             6             23            20
                                                    --------      --------      --------       --------      --------
Non-GAAP Gross profit (loss)                        $    133      $    244      $     (3)      $    440      $     68
                                                    ========      ========      ========       ========      ========

NEOMAGIC CORPORATION
Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from Operations (In thousands)
(Unaudited)

                                                             Three Months Ended                 Twelve Months Ended
                                                    ------------------------------------       ----------------------
                                                   January 27,   October 28,   January 28,    January 27,   January 28,
                                                      2008          2007         2007            2008          2007
                                                    --------      --------      --------       --------      --------
GAAP - Loss from operations                         $ (4,526)     $ (4,745)     $ (4,684)      $(18,411)     $(18,751)

    Stock-based compensation expense included in:
        Cost of revenue                                    6             7             6             23            20
        Research and Development                         208           223           255            917           896
        Sales, general, and administrative               189           207           170            821           542

    Gain on sale of patents                               --            --            --             --        (1,044)
                                                    --------      --------      --------       --------      --------
Non-GAAP Loss from operations                       $ (4,123)     $ (4,308)     $ (4,253)      $(16,650)     $(18,337)
                                                    ========      ========      ========       ========      ========

NEOMAGIC CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

                                                             Three Months Ended                 Twelve Months Ended
                                                    ------------------------------------       ----------------------
                                                   January 27,   October 28,   January 28,    January 27,   January 28,
                                                      2008          2007         2007            2008          2007
                                                    --------      --------      --------       --------      --------
GAAP - Net loss                                     $ (4,450)     $ (4,693)     $ (3,004)      $(16,725)     $(16,519)

    Stock-based compensation expense included in:
        Cost of revenue                                    6             7             6             23            20
        Research and Development                         208           223           255            917           896
        Sales, general, and administrative               189           207           170            821           542

    Gain on sale of patents                               --            --            --             --        (1,044)

    Gain from change in fair value of
      warrant liability                                  (71)          (15)       (1,835)          (829)       (1,835)
                                                    --------      --------      --------       --------      --------
Non-GAAP Net loss                                   $ (4,118)     $ (4,271)     $ (4,408)      $(15,793)     $(17,940)
                                                    ========      ========      ========       ========      ========

NEOMAGIC CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (In thousands, except per share data) (Unaudited)

                                                             Three Months Ended                 Twelve Months Ended
                                                    ------------------------------------       ----------------------
                                                   January 27,   October 28,   January 28,    January 27,   January 28,
                                                      2008          2007         2007            2008          2007
                                                    --------      --------      --------       --------      --------
GAAP - Net loss per share                           $  (0.36)     $  (0.38)     $  (0.27)      $  (1.35)     $  (1.65)

    Stock-based compensation expense included in:
        Cost of revenue                                   --            --            --             --            --
        Research and Development                        0.02          0.02          0.02           0.07          0.09
        Sales, general, and administrative              0.02          0.02          0.02           0.07          0.05

    Gain on sale of patents                               --            --            --             --         (0.10)

    Gain from change in fair value of
      warrant liability                                (0.01)           --         (0.16)         (0.07)        (0.18)
                                                    --------      --------      --------       --------      --------
Non-GAAP Net loss per share (1)                     $  (0.33)     $  (0.35)     $  (0.39)      $  (1.28)     $  (1.79)
                                                    ========      ========      ========       ========      ========

Weighted average common shares
  outstanding for basic and diluted                   12,420        12,379        11,329         12,356        10,015

(1)   Amounts may not aggregate to the total due to rounding

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

                                                  January 27,     October 28,    January 28,
                                                     2008            2007            2007
                                                 (unaudited)     (unaudited)
                                                 ------------    ------------    ------------
ASSETS

Current assets:
  Cash and cash equivalents                      $        964    $      1,800    $     16,468
  Short-term investments                                  500           4,490           4,014
  Accounts receivable, net                                529             247              65
  Inventory                                             3,715           4,081           1,068
  Other current assets                                    426             505             397
                                                 ------------    ------------    ------------
Total current assets                                    6,134          11,123          22,012

Property, plant and equipment, net                        692             712           1,494
Other assets                                              787             841             584

                                                 ------------    ------------    ------------
Total assets                                     $      7,613    $     12,676    $     24,090
                                                 ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $      1,448    $      1,907    $      1,662
  Compensation and related benefits                     1,057           1,320           1,017
  Income taxes payable                                    583             544           1,112
  Other accruals                                          196             514             100
  Current portion of capital lease obligations            316             311             866
  Warrant liability                                        38             109           3,853
                                                 ------------    ------------    ------------
Total current liabilities                               3,638           4,705           8,610

Capital lease obligations                                 339             420             655
Other long-term liabilities                                89             102             148

Stockholders' equity:
  Common stock                                             39              39              39
  Additional paid-in-capital                          122,071         121,484         116,850
  Accumulated other comprehensive loss                    271             310              (2)
  Accumulated deficit                                (118,834)       (114,384)       (102,210)
                                                 ------------    ------------    ------------
Total stockholders' equity                              3,547           7,449          14,677

                                                 ------------    ------------    ------------
Total liabilities and stockholders' equity       $      7,613    $     12,676    $     24,090
                                                 ============    ============    ============